Exhibit 10.2

AMENDMENT NO. 1

TO MANAGEMENT AGREEMENT

Amendment No. 1 to Management Agreement, dated as of August 11, 2010 (the “Amendment”), by and among Colony Financial, Inc., a Maryland corporation (the “Company”), Colony Financial TRS, LLC, a Delaware limited liability company (the “TRS”), and Colony Financial Manager, LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the Company, the TRS and the Manager are parties to that certain Management Agreement, dated as of September 29, 2009 (the “Existing Management Agreement” and, as amended by the Amendment, the “Management Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Management Agreement.

WHEREAS, the Company, the TRS and the Manager have agreed, subject to the terms and conditions of this Amendment, that the Existing Management Agreement be amended to incorporate certain agreed upon revisions that reflect the original intent of the Existing Management Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Trust, the Operating Partnership and the Manager hereby agree that the Existing Management Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 1(p) of the Existing Management Agreement is hereby amended by deleting the definition of “Core Earnings” in its entirety and replacing it with the following definition:

“Core Earnings” means the net income (loss), computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with the formation of the Company and the Initial Public Offering, including the initial underwriting discounts and commissions and the Additional Underwriting Discount, (iii) the Incentive Fee, (iv) real estate depreciation and amortization, (v) any unrealized gains or losses from mark to market valuation changes (other than permanent impairment) that are included in net income, (vi) one-time events pursuant to changes in GAAP and (vii) non-cash items which in the judgment of management should not be included in Core Earnings. For clauses (vi) and (vii), such exclusions shall only be applied after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors.

SECTION 2. Definitions. Section 1(xx) of the Existing Management Agreement is hereby amended by deleting the definition of “Shareholders’ Equity” in its entirety and replacing it with the following definition:

“Shareholders’ Equity” means:

(i) the sum of:

(x) the net proceeds from all issuances of the Company’s equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus

(y) the Company’s retained earnings at the end of the most recently completed calendar quarter (as determined in accordance with GAAP, adjusted to exclude any non-cash equity compensation expense incurred in current or prior periods), less (ii) any amount that the Company pays for repurchases of Common Stock since inception.

Notwithstanding anything else herein to the contrary, Stockholders’ Equity shall exclude (A) any unrealized gains or losses from mark to market valuation changes (other than permanent impairment) that have impacted Stockholders’ Equity as reported in the Company’s financial statements prepared in accordance with GAAP, (B) the effect of any gains or losses from one-time events pursuant to changes in GAAP and (C) non-cash items which in the judgment of management should not be included in Core Earnings and (D) the portion of the net proceeds of the Company’s Initial Public Offering and the concurrent private placement that have not yet been initially invested in the Target Assets. For items (B) and (C), such exclusions shall only be applied after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors.

SECTION 3. Representations and Warranties. The execution, delivery, and performance of this Amendment by each of the Company and the TRS have been duly authorized by all necessary action on the part of the Company, the TRS and the Manager, respectively. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing Management Agreement on its part to be observed or performed.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Management Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Management Agreement, the provisions of this Amendment shall control.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts of this Amendment, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Company:	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
		Name:	Darren J. Tangen
		Title:	Chief Financial Officer

The TRS:	COLONY FINANCIAL TRS, LLC

	By:	Colony Financial, Inc.,
its Managing Member

	By:	/s/ Darren J. Tangen
		Name:	Darren J. Tangen
		Title:	Chief Financial Officer

The Manager:	COLONY FINANCIAL MANAGER, LLC

	By:	/s/ Richard B. Saltzman
		Name:	Richard B. Saltzman
		Title:	President